Exhibit 10.3

Board of Directors
Glas-Aire Industries Group Ltd.
July 31, 2001
Page 1
                            DP ASSET MANAGEMENT, INC.
                                   [With Logo]
                                  July 31, 2001


Board of Directors
Glas-Aire Industries Group Ltd.
3137 Grandview Hwy.
Vancouver, British Columbia
CANADA   V5M 2E9

     RE: Opinion of Fairness of Consideration in the Stock Repurchase Agreement

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Glas-Aire Industries Group Ltd. ("GLAR") of the Consideration (as defined below) contemplated by the Stock Redemption Agreement (the "Agreement") to be entered into between Regency Affiliates, Inc. ("RAFF") and GLAR, pursuant to which RAFF and GLAR shall repurchase their respective stock from each other ("Repurchase"). The Agreement provides, among other things, that (i) in the Repurchase, each outstanding share of RAFF common stock, par value $.01 per share, owned by GLAR which totals 4,040,375 shares (the "RAFF Common Stock") will be sold to RAFF, (ii) in the Repurchase, each outstanding share of GLAR common stock, par value $.01 per share, owned by RAFF which totals 1,215,105 shares (the "GLAR Common Stock"), will be sold to GLAR (the "Consideration") and
(iii) GLAR agrees to pay to RAFF at the Closing $2,500,000 in cash (the "Cash Consideration").

     In arriving at our opinion, we reviewed the draft dated July 17, 2001 of the Stock Redemption Agreement and held discussions with certain senior officers and other representatives and advisors of RAFF and certain senior officers and other representatives and advisors of GLAR concerning the business, operations and prospects of RAFF and GLAR. We examined certain publicly available business and financial information relating to RAFF and GLAR as well as certain estimates and other data for RAFF and GLAR prepared internally by our firm. In addition, we examined certain information relating to certain of the strategic implications and operational benefits anticipated from the Repurchase. We also evaluated the potential pro forma financial impact of the Repurchase on RAFF and GLAR. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to the anticipated strategic, financial and operational benefits of the Repurchase, we assumed that the information provided was reasonably prepared on basises reflecting the best currently available estimates and judgments as to the strategic implications and operational benefits anticipated to result from the Repurchase. We also assumed that the

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Board of Directors
Glas-Aire Industries Group Ltd.
July 31, 2001
Page 2


final form of the Agreement will be substantially the same as the last draft reviewed by us. It is also our impression that the Agreement was reached in a less than arms length transaction because of common membership of the Board of Directors of each company, common members of management, and common significant shareholders. Additionally, RAFF and GLAR maintain a parent-subsidiary relationship which may have affected the negotiations. To mitigate and ameliorate any problems with a less than arms length transaction, Nevada and Delaware corporate formalities allowing for non-interested directors to approve the transaction have been followed.

     We are not expressing any opinion as to what the value of GLAR Common Stock actually will trade subsequent to the Repurchase. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GLAR or RAFF nor have we made any physical inspection of the properties or assets of RAFF or GLAR. We have not been asked to consider, and our opinion does not address, the relative merits of the Repurchase as compared to any alternative business strategies that might exist for GLAR or the effect of any other transaction in which GLAR might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     DP Asset Management, Inc. has been engaged to render financial advisory services to GLAR in connection with the Repurchase and will receive a fee for our services, consisting mostly of the delivery of our opinion as to the fairness of the Consideration. In the ordinary course of our business, we may hold or actively trade the equity and debt securities of RAFF and GLAR for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we may maintain business relationships with RAFF and GLAR.

     Our advisory services and the opinion expressed herein are provided for the use of the Board of Directors of GLAR in its evaluation of the proposed Repurchase, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to the value of the securities held by the stockholder. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to DP Asset Management Inc. be made, without our prior written consent which consent will not be unreasonably withheld.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to GLAR.

                                            Very truly yours,

                                            ENGLISH MCCAUGHAN & O'BRYAN, PA
                                            For DP ASSET MANAGEMENT INC.